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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 20, 2001
Date of Report (Date of earliest event reported)

ConAgra Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive, Omaha, Nebraska	68102-5001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(402) 595-4000

Item 5.  Other Events.

    On December 20, 2001, ConAgra Foods, Inc. announced that effective with the reporting of its financial results for its 26-weeks and 13-weeks periods ended November 25, 2001, it will report its segment results in four segments. The four reporting segments are:

  Packaged Foods:   This reporting segment now includes results for the company's branded shelf-stable, frozen, and refrigerated items which are sold to retail and foodservice customers. Previously the results for the branded processed meat products were reported under the Refrigerated Foods reporting segment; the company no longer uses the Refrigerated Foods reporting segment.

  Food Ingredients:   This reporting segment includes the company's food ingredient, spice, and grain milling operations. These operations were previously reported as a part of the Agricultural Products segment.

  Meat Processing:   This reporting segment includes the results for the fresh beef, pork, and poultry operations. Previously these results were reported as part of the Refrigerated Foods segment; the company no longer uses the Refrigerated Foods reporting segment.

  Agricultural Products:   This segment includes the results of the company's crop inputs distribution business as well as the company's agricultural merchandising operations.

    In Exhibit 99.1, attached hereto, the company provides certain financial segment information for the above segments for the first quarter of fiscal 2002, each of the four quarters of fiscal 2001 and each of the fiscal years 1997 through 2001.

Item 7.  Financial Statements and Exhibits.

99.1
Segment sales and operating profit financial information.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
December 20, 2001
	By:	/s/ James P. O'Donnell
	Name:	James P. O'Donnell
	Title:	Executive Vice President, Chief Financial Officer and Corporate Secretary

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURE